UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 419-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OWL	New York Stock Exchange
Warrants to purchase Class A common stock	OWL.WS	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement Amendment

On December 23, 2021, Blue Owl Capital Inc. (“Blue Owl”) entered into the First Amendment (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger, dated as of October 17, 2021 (the “Merger Agreement”), by and among Blue Owl, Blue Owl Capital GP LLC (“Blue Owl GP”), Blue Owl Capital Holdings LP (“Blue Owl Holdings LP”), Blue Owl Capital Carry LP (“Blue Owl Carry LP”), Flyer Merger Sub I, LLC, Flyer Merger Sub II, LP, OSREC GP Holdings, LP, Oak Street Real Estate Capital, LLC (“Oak Street”), SASC Feeder, LP and Augustus, LLC, an Illinois limited liability company wholly owned by Marc Zahr (the “Seller Representative” or “Augustus”), attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement Amendment contemplates, among other things, that a $50 million termination fee shall be payable by Blue Owl to Oak Street in the event that the Merger Agreement is terminated if (i) all merger conditions are satisfied, (ii) the Seller Representative has confirmed in writing that it and Oak Street are ready, willing and able to consummate the transactions contemplated by the Merger Agreement on such date, and (iii) Blue Owl has not completed the closing of the transactions (the “Closing”) within twenty (20) business days after the later of (x) the date the Closing is required to occur pursuant to the Merger Agreement and (y) delivery of the confirmation set forth in clause (ii). Upon the Closing on December 29, 2021, the termination fee was no longer payable by Blue Owl to Oak Street, in accordance with the terms of the Merger Agreement Amendment.

Investor Rights Agreement

Effective upon the consummation of the previously announced transactions (the “Transactions”) pursuant to the terms of the Merger Agreement, Blue Owl, Blue Owl GP, Blue Owl Holdings LP, Blue Owl Carry LP, each of Douglas Ostrover, Marc Lipschultz and Michael Rees (the “Principals”) and Marc Zahr entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides, among other things, that Blue Owl, each of the Principals and Marc Zahr shall take all Necessary Action (as defined under the Investor Rights Agreement) to elect Marc Zahr as a member of the Board of Directors of Blue Owl (the “Board”) and executive committee of Blue Owl, and Mr. Zahr will enter into a contractual lock-up with respect to Blue Owl common stock or Common Units held by Mr. Zahr and his affiliated entities.

Registration Rights Agreement

Upon consummation of the Transactions, pursuant to the Merger Agreement, Blue Owl, the holders party thereto, including Mr. Zahr and Augustus, entered into a Registration Rights Agreement (the “Registration Rights Agreement”), that provides each of the holder parties, including Mr. Zahr and Augustus, with certain registration rights. The Registration Rights Agreement will, among other things, require Blue Owl to use its reasonable best efforts to file a resale shelf registration statement in the future registering each Holder’s (as defined under Registration Rights Agreement) resale of the shares of Blue Owl’s common stock and will provide each Holder with certain customary piggyback registration rights with respect to such shares of common stock, subject to the limitations set forth therein.

Employment Agreement and Restrictive Covenant Agreement

Simultaneously with the execution of the Merger Agreement, Blue Owl entered into an employment and restrictive covenant agreement with Marc Zahr to be effective as of the Closing (as amended and restated on December 29, 2021, the “Employment Agreement”). The term of the Employment Agreement is perpetual until terminated in accordance with its terms.

Mr. Zahr is entitled during his employment to an annual base salary of $500,000, additional compensation, paid quarterly, in an amount equal to a specified percentage of the management fee (depending on the applicable termination date and achievement of first and second earnouts set forth in the Merger Agreement) and certain other revenues of Blue Owl less Mr. Zahr’s base salary (subject to a 10% holdback and an annual true-up following receipt of audited Blue Owl financials) (the “Additional Compensation”), and to participate in Blue Owl’s employee benefit plans, as in effect from time to time.

The Employment Agreement requires Mr. Zahr to, among other things, protect the confidential information of Blue Owl both during and after employment. In addition, during Mr. Zahr’s employment and for two years thereafter, Mr. Zahr will be subject to customary restrictive covenants.

Under the Employment Agreement, upon Mr. Zahr’s termination of employment for any reason, Mr. Zahr will be paid accrued but unpaid salary through the date of termination. If Mr. Zahr’s employment is terminated by Blue Owl without cause or he resigns for good reason (as each such term is defined in the Employment Agreement), Mr. Zahr will be entitled to receive, depending on his termination date, up to three years of continued base salary and Additional Compensation if his termination occurs prior to January 1, 2026, one year of continued base salary payments and Additional Compensation through the 2026 year-end if his termination occurs during calendar year 2026, or one year of continued base salary payments if his termination occurs after calendar year 2026. The continued compensation described in the preceding sentence is subject to Mr. Zahr’s execution and delivery to Blue Owl of a general release of claims and continued compliance with his covenants not to compete with Blue Owl and its affiliates during the applicable restricted period.

The foregoing descriptions of the Investor Rights Agreement, the Registration Rights Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Investor Rights Agreement, the Registration Rights Agreement and the Employment Agreement, respectively, forms of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2021, Blue Owl consummated the Transactions. Pursuant to the Merger Agreement, Blue Owl has acquired Oak Street and its investment advisory business for an aggregate closing purchase price of $1.0 billion. In addition, upon the achievement of certain performance thresholds at future dates, Oak Street equityholders will be entitled to earnout payments, in an amount equal to $656.5 million in the aggregate, payable in cash and common units in each of Blue Owl Holdings and Blue Owl Carry (collectively, “Common Units”), subject to vesting.

Item 3.02.	Unregistered Sales of Equity Securities.

As consideration in connection with the Transactions, Blue Owl issued 26,074,330 shares of Class C common stock, par value $0.0001 per share (“Class C Shares”) and an equal number of Common Units, including 22,753,886 Class C Shares and an equal number of Common Units to Marc Zahr and Augustus.

The Common Units and Class C Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Transactions, Marc Zahr (age 42) was appointed to the Board and the executive committee of Blue Owl. In addition, as previously disclosed, Blue Owl and Mr. Zahr have entered into an employment agreement pursuant to which Mr. Zahr was appointed as President of the Oak Street division of Blue Owl.

Mr. Zahr has served as Managing Partner, Co-Founder and Chief Executive Officer at Oak Street Real Estate Capital LLC since 2011. Prior to that, Mr. Zahr served as Vice President at American Realty Capital, where he was responsible for the analytics and acquisition activities within the company’s real estate portfolios. Mr. Zahr also served as a Fixed Income Trader at TM Associates and an Associate at Merrill Lynch. Mr. Zahr received a BA in Communications from the University of Dayton.

There are no arrangements or understandings between Mr. Zahr and any other persons pursuant to which he was selected as an officer of Blue Owl, and Mr. Zahr is not related to any other executive officer or director of Blue Owl. Mr. Zahr has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On December 30, 2021, the Company issued a press release announcing the Closing of the Transactions. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1	First Amendment to the Agreement and Plan of Merger, dated as of December 23, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Flyer Merger Sub I, LLC, Flyer Merger Sub II, LP, OSREC GP Holdings, LP, Oak Street Real Estate Capital, LLC, SASC Feeder, LP and Augustus, LLC.

10.1	Investor Rights Agreement, dated as of December 29, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Douglas Ostrover, Marc Lipschultz, Michael Rees and Marc Zahr.

10.2	Registration Rights Agreement, dated as of December 29, 2021, by and among Blue Owl Capital Inc., Marc Zahr and Augustus, LLC.

10.3	Amended and Restated Employment and Restrictive Covenant Agreement, dated as of December 29, 2021, by and between Blue Owl Capital Inc. and Marc Zahr.

99.1	Press Release, issued on December 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

By:	/s/ Neena A. Reddy
Name:	Neena A. Reddy
Title:	General Counsel and Secretary

Date: December 30, 2021